UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2013

ACCELRYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 11, 2013, Accelrys Software, Inc., a Delaware corporation (“Accelrys Software”) and a wholly owned subsidiary of Accelrys, Inc., a Delaware corporation (the “Company”), completed the acquisition of all of the outstanding shares (the “Shares”) of Vialis AG, a joint stock company organized under the laws of Switzerland (“Vialis”), pursuant to a Sale and Purchase Agreement, dated as of such date (the “Purchase Agreement”), by and among Accelrys Software and the holders of the Shares (collectively, the “Sellers”). Pursuant to the Purchase Agreement, Accelrys Software acquired the Shares from the Sellers for aggregate consideration consisting of: (i) an upfront payment in an amount equal to five million Swiss francs (or approximately $5.0 million), subject to certain adjustments and escrow holdbacks set forth in the Purchase Agreement; and (ii) certain contingent earn-out consideration payable during the next three fiscal years in an aggregate amount of up to an five million Swiss francs (or approximately $5.0 million), subject to the satisfaction of certain milestones set forth in the Purchase Agreement.

Vialis is a leading systems integrator based in Liestal, Switzerland that serves the pharmaceutical, biotechnology, chemicals and agro-science industries. Other than in respect of the transactions contemplated by the Purchase Agreement (including certain amended employment agreements between Vialis and each of the Sellers), no material relationships exist between the Company, Accelrys Software or any of their respective affiliates, directors or officers and any of the Sellers.

Item 8.01.	Other Events.

On January 14, 2013, the Company issued a press release announcing the completion of the acquisition of the Shares pursuant to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company is currently evaluating whether it is required to file the historical financial statements specified by this Item 9.01(a). In the event that it determines that such historical financial statements are required, the Company will include such historical financial statements in an amendment to this Current Report on Form 8-K filed not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company is currently evaluating whether it is required to file the pro forma financial statements specified by this Item 9.01(b). In the event that it determines that such pro forma financial statements are required, the Company will include such pro forma financial statements in an amendment to this Current Report on Form 8-K filed not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Accelrys, Inc. on January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino Executive Vice President and Chief Financial Officer

Date: January 16, 2013